     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998
                                                    REGISTRATION NO. 333-
===============================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   --------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   --------

                           THE WACKENHUT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                FLORIDA                                                                  59-0857245
(State or Other Jurisdiction of Incorporation or                                      (I.R.S. Employer
             Organization)                                                           Identification No.)

                                         4200 WACKENHUT DRIVE #100
                                  PALM BEACH GARDENS, FLORIDA 33410-4243
                                              (561) 622-5656
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)



                                      EMPLOYEE STOCK PURCHASE PLAN
                                      (Full Title of the Plans)

                                        JAMES P. ROWAN, ESQ.
                                     4200 WACKENHUT DRIVE #100
                              PALM BEACH GARDENS, FLORIDA 33410-4243
                                          (561) 622-5656

   (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)


                        COPIES OF ALL COMMUNICATIONS TO:
                            BRADLEY D. HOUSER, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                         SUNTRUST INTERNATIONAL CENTER
                        ONE S.E. 3RD AVENUE, 28TH FLOOR
                           MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                   PROPOSED MAXIMUM
           TITLE OF                    AMOUNT TO           PROPOSED MAXIMUM       AGGREGATE OFFERING       AMOUNT OF
  SECURITIES TO BE REGISTERED      BE REGISTERED (1)   OFFERING PRICE PER SHARE       PRICE (2 )       REGISTRATION FEE
=========================================================================================================================
SERIES B COMMON STOCK, PAR
VALUE $.10 PER SHARE (3)               1,000,000          23.21875 (2)             23,218,750              $6,850







=========================================================================================================================

(1) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of The Wackenhut Corporation Employee Stock Purchase Plan (the "Plan").
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). The proposed Maximum Offering Price is based on the average of the high and low prices of shares of Series B Common Stock as reported on the New York Stock Exchange on February 10, 1998 of $23.21875 per share.
(3) Includes the aggregate number of shares purchased or purchasable with employer or employee contributions under the Plans during the next two years.

                  Total Number of Sequentially Numbered Pages:  _____
                  Exhibit Index on Sequentially Numbered Page:  ______

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in The Wackenhut Corporation Employee Stock Purchase Plan (the "Plan"), as specified by Rule 428 (b) (1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by Registrant with the Commission are incorporated herein by reference.

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the thirteen weeks ended March 30, 1997, the thirteen weeks ended June 29, 1997 and the thirteen weeks ended September 28, 1997.

                  (c) The description of the Registrant's Series B Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 19, 1992, and any amendment or report filed with the Commission for the purpose of updating such description.

                  In addition, all documents filed by the Registrant and the Plan if necessary with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

                  The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, The Wackenhut Corporation, 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410-4243, telephone number (561) 622-5656.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant, a Florida corporation, is empowered by Section
607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the Registrant, by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, in the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense or litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The indemnification and advancement of expenses provided pursuant to
Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Registrant's bylaws provide that the Registrant shall indemnify every person who was or is a party of or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such case involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification, in the discretion of the Board of Directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive or any right to which any director, officer, employee, agent or controlling shareholder of the Registrant may be entitled as a matter of law.

         Under the Registrant's indemnification agreements with its officers and directors it is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person, in any action, suit or proceeding in which such person was or is made or threatened to be a part or otherwise involved by reason of the fact that such person was a director or officer of the Registrant. The Registrant is also obligated to pay the reasonable expense of indemnified directors or officers in defending such proceeding if the indemnified party agrees to repay all amounts advance should it be ultimately determined that such person is not entitled to indemnification.

         The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors and officers.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.           EXHIBITS.

                  The exhibits filed as part of this Registration Statement are as follows:

                    EXHIBIT
                    NUMBER              DESCRIPTION
                    -------             -----------
                        4.1   --        Amended and Restated Articles of Incorporation of the Registrant, as
                                        amended, (incorporated by reference to Registration Statement on Form S-
                                        2 -- (File No. 333-03249).
                        4.2   --        Bylaws of the Registrant (incorporated by reference to the Registrant's
                                        Annual Report on Form 10-K for the fiscal year ended December 31,
                                        1995).
                        5.1   --        Opinion of Akerman, Senterfitt & Eidson, P.A.
                       10.1   --        The Wackenhut Corporation Employee Stock Purchase Plan
                       23.1   --        Consent of Arthur Andersen LLP.
                       23.2   --        Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).
                       24.1   --        Powers of Attorney -- included as part of the signature page hereto.


ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A.       (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required
                   by Section 10(a)(3) of the Securities Act.

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set fort in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by; such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, The Wackenhut Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on the 11th day of February, 1998.


                                        THE WACKENHUT CORPORATION


                                        By: /s/ George R. Wackenhut
                                           ------------------------------------
                                           GEORGE R. WACKENHUT
                                           Chairman of the Board, Chief
                                           Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Rowan and Robert C. Kneip, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on February 11, 1998.

                     SIGNATURE                                                           TITLE
                     ---------                                                           -----


/s/ George R. Wackenhut
-------------------------------------------------                Chairman of the Board, Chief Executive Officer and
GEORGE R. WACKENHUT                                              Director (Principal Executive Officer)

/s/ Philip L. Maslowe
-------------------------------------------------                Senior Vice President - Finance and Chief Financial
PHILIP L. MASLOWE                                                Officer (Principal Financial Officer)

/s/ Juan D. Miyar
-------------------------------------------------                Vice President  and Corporate Controller (Principal
JUAN D. MIYAR                                                    Accounting Officer)


/s/ Julius W. Becton, Jr.
-------------------------------------------------                                      Director
JULIUS W. BECTON, JR.

/s/ Richard G. Capen, Jr.
-------------------------------------------------                                      Director
RICHARD G. CAPEN, JR.

/s/ Anne N. Foreman
-------------------------------------------------                                      Director
ANNE N. FOREMAN

/s/ Edward L. Hennessy, Jr.
-------------------------------------------------                                      Director
EDWARD L. HENNESSY, JR.

/s/ Paul X. Kelley
-------------------------------------------------                                      Director
PAUL X. KELLEY

/s/ Nancy Clark Reynolds
-------------------------------------------------                                      Director
NANCY CLARK REYNOLDS

/s/ Richard R. Wackenhut
-------------------------------------------------                                      Director
RICHARD R. WACKENHUT

                     SIGNATURE                                                           TITLE
                     ---------                                                           -----


/s/ Carroll A. Campbell, Jr.
-------------------------------------------------
CARROLL A. CAMPBELL, JR.                                                                Director


                                                   EXHIBIT INDEX



                 EXHIBIT                                                                               SEQUENTIAL
                 NUMBER          DESCRIPTION                                                          PAGE NUMBER
                 -------         -----------                                                          -----------
                     4.1 --      Amended and Restated Articles of Incorporation of the
                                 Registrant, as amended, (incorporated by reference to the
                                 Registrant's Registration Statement on Form S-2 -- File No.
                                 333-03249).                                                              ---

                     4.2 --      Bylaws of the Registrant (incorporated by reference to the
                                 Registrant's Annual Report on Form 10-K for the fiscal year
                                 ended December 31, 1995).                                                ---

                     5.1 --      Opinion of Akerman, Senterfitt & Eidson, P.A.

                    10.1 --      The Wackenhut Corporation Employee Stock Purchase Plan

                    23.1 --      Consent of Arthur Andersen LLP.

                    23.2 --      Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

                    24.1 --      Powers of Attorney -- included as part of the signature page             ---
                                 hereto.